RA Ram Associates
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
ARC287BC Corporation

September 28, 2017

We consent to the use in this Offering Statement on Form 1-A of ARC287BC Corporation of our report dated April 20, 2017, relating to our audits of the financial statements, which is part of this Offering Statement, and to reference to our firm under the captions "Experts" and "Selection Financial and Other Data" in such Offering Statement.

Signature

PK Ramachandran

3240 EAST STATE STREET EXT. • HAMILTON, NJ 08619 • (609) 631-9552/631-9553 • FAX (888) 319-8898
PKRAM@RAMASSOCIATES.US